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                                                                    EXHIBIT 32.1


                                  CERTIFICATION

         Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Popular, Inc. (the "Company"), hereby certifies that the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 11, 2004
                                              /s/ Richard L. Carrion
                                              ---------------------------------
                                        Name: Richard L. Carrion
                                              Title: Chief Executive Officer

         The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report.

         A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.